UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 23, 2008

STANDARD PACIFIC CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-10959	33-0475989
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15326 Alton Parkway Irvine, California	92618
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 789-1600

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

As part of its ongoing cost reduction initiatives, the Company has decided to consolidate its Northern California and Southern California regions into one region, to be known as the California Region. In connection with this consolidation and effective July 15, 2008, the Company eliminated the Northern California Regional President position, which was held by Douglas C. Krah, one of our named executive officers. In connection with the elimination of his position, the Company has entered into a Separation Agreement with Mr. Krah, a copy of which is attached hereto as Exhibit 10.1.

The terms of the Separation Agreement include Mr. Krah’s agreement not to disclose confidential Company information, to release the Company from certain claims, and to provide transition services through December 31, 2008. In exchange, the Company agreed to pay Mr. Krah a lump sum severance payment of $1,500,000, accelerate the vesting of 15,118 shares of unvested restricted stock relating to previously earned performance share awards, and pay COBRA premiums through December 31, 2009.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits

10.1	Douglas C. Krah Separation Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 29, 2008

STANDARD PACIFIC CORP.

By:	/s/ Jeffrey V. Peterson
Jeffrey V. Peterson Chairman, Chief Executive Officer and President

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION
10.1	Douglas C. Krah Separation Agreement